EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 2007 on the consolidated financial statements of Dynamic Leisure Corporation and subsidiaries for the year ended December 31, 2006 and the period from May 16, 2005 (Inception) to December 31, 2005 included herein on the Post-Effective Amendment No. 4 to Registration Statement of Dynamic Leisure Corporation on Form SB-2 and to the reference to our firm under the heading "Experts" in the prospectus.

SALBERG & COMPANY, P.A.
Boca Raton, Florida

June 27, 2007